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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
           of the Securities Exchange Act of 1934 (Amendment No.   )

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
    5(d)(2))

[X] Definitive Information Statement (Supplemental Materials)

                            LITTON INDUSTRIES, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

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The following information will be mailed to Litton Stockholders by first class mail on May 31, 2001.

                            LITTON INDUSTRIES, INC.
                            21240 Burbank Boulevard
                     Woodland Hills, California 91367-6675
                                 (818) 598-5000

 Notice of Matters To Be Brought Before the Adjournment of the Special Meeting

                                                                    May 31, 2001

Dear Litton Stockholder:

   The Special Meeting of stockholders of Litton Industries, Inc. held at 9:00 a.m. California time on Wednesday, May 30, 2001 at the offices of Gibson, Dunn & Crutcher LLP at 333 South Grand Avenue, Los Angeles, California 90071 was adjourned after the Amended and Restated Agreement and Plan of Merger dated as of January 23, 2001, among Northrop Grumman Systems Corporation, Litton, Northrop Grumman Corporation and LII Acquisition Corp. was adopted and approved by the holders of the majority of the voting stock of Litton entitled to vote at the special meeting.

   When the special meeting was adjourned, it was announced that the adjourned Special Meeting would be reconvened at 9:00 a.m. California time on Monday, June 11, 2001 at the offices of Gibson, Dunn & Crutcher, at which time a proposal to amend Litton's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock and the number of authorized shares of Series B $2 Cumulative Preferred Stock of Litton will be brought before the Litton stockholders for approval.

   As contemplated by Section 222(c) of the Delaware General Corporation Law and Litton's Restated Bylaws, as amended, the Board of Directors fixed the close of business on May 30, 2001 as the new record date to determine the stockholders entitled to vote at the June 11, 2001 adjournment of the Special Meeting. At the June 11 adjournment of the Special Meeting, stockholders of record as of the close of business on May 30, 2001 will be asked to consider and vote upon the following proposed amendments to Litton's Certificate of
Incorporation:

   "RESOLVED, that Article Fourth, Section 1 of the Certificate of Incorporation of the Company be amended and restated, in its entirety, to read:

   Section 1. Authorized Shares. The Corporation shall be authorized to issue 3,000,000 shares of Common Stock, par value $1.00 per share, 2,000,000 shares of Preferred Stock, par value $5.00 per share and 1,000 shares of Preference Stock, par value $2.50 per share.

   RESOLVED, FURTHER, that Article Fourth, Section 8, Paragraph (A) of the Certificate of Incorporation be amended and restated, in its entirety, to read:

   (A) Designation and Number of Shares. The distinctive designation of Series B shall be "Series B $2 Cumulative Preferred Stock"; and the number of shares which shall constitute Series B shall be 1,800,000, which number of shares may be increased or decreased (but not below the number thereof then outstanding) from time to time."

   The approval of the holders of a majority of the outstanding shares of Litton common stock and Litton preferred stock, voting together as a class, is required to approve the amendments set forth above. Please note that Northrop Grumman Corporation currently owns or controls 100% of the outstanding shares of Litton common stock and a majority of the outstanding shares of Litton preferred stock, all of which Northrop Grumman has indicated will be voted in favor of the adoption and approval of the proposed amendments. Therefore, Northrop Grumman will be able to cause such amendment without the vote of any other Litton stockholder. As a result, neither Litton nor Northrop Grumman is soliciting proxies from Litton stockholders.

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   Holders of Litton Series B $2 Cumulative Preferred Stock have previously been mailed a Rule 13e-3 Transaction Statement describing a short form merger of L2 Acquisition Corp. with and into Litton, as the surviving corporation, which currently is proposed to be effected on or about June 12, 2001. To accomplish the short form merger, under Delaware law L2 Acquisition Corp. must own at least 90% of each class of shares of Litton voting stock then outstanding, including the Series B $2 Cumulative Preferred Stock. Pursuant to the proposed amendment, Litton will sell and issue 1,290,000 shares of $2 Cumulative Preferred Stock to L2 Acquisition Corp. for this purpose.

   YOU ARE NOT BEING ASKED FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

   If you were a stockholder of record as of the close of business on May 30, 2001, you are encouraged to attend and vote your shares at the adjournment of the Special Meeting to be held at the time and place described above. We look forward to seeing you at the meeting.

                                          By order of the Board of Directors,

                                          /s/ John H. Mullan

                                          John H. Mullan, Vice President and
                                           Secretary